UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: July 6, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On April 14, 2022, Earthstone Energy, Inc. (“Earthstone” or the “Company”) issued 280,000 shares of Series A convertible preferred stock, par value $0.001 per share (the “Preferred Stock”), in a private placement pursuant to the terms of a securities purchase agreement, dated as of January 30, 2022 (the “Purchase Agreement”), by and among Earthstone, EnCap Energy Capital Fund XI, L.P., an affiliate of EnCap Investments L.P., and Cypress Investments, LLC, a fund managed by Post Oak Energy Capital, LP (collectively, the “Investors”), in exchange for gross proceeds of $280 million in cash. A copy of the Purchase Agreement was provided as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 2, 2022. The Preferred Stock had the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as were set forth in the Certificate of Designations for the Preferred Stock filed with the Secretary of State of the State of Delaware, a copy of which was provided as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 18, 2022 and also attached as Annex A to an information statement on Schedule 14C filed with the SEC on June 15, 2022 (the “Information Statement”).

On June 15, 2022, notice of action by written consent (the “Written Consent”) pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”), as well as the Information Statement, were furnished by the Board of Directors of Earthstone to the holders of record at the close of business on January 30, 2022 of the outstanding shares of Earthstone’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), and Class B common stock, par value $0.001 per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the Information Statement was to provide formal notice to Earthstone’s stockholders that, on January 30, 2022, holders of approximately 61.6% of the voting power of all of the outstanding shares of Common Stock delivered to Earthstone an irrevocable Written Consent in lieu of a special meeting of stockholders approving the conversion feature of the Preferred Stock and the issuance of the Class A Common Stock upon conversion of the Preferred Stock. This action was required to be taken to comply with the rules of the New York Stock Exchange on which the Class A Common Stock is listed.

Pursuant to the DGCL, the Written Consent was effective upon delivery to Earthstone. Pursuant to Rule 14c-2 of the Exchange Act, the actions contemplated by the Written Consent were to be taken 20 calendar days following the date the Company first mailed the Information Statement to its stockholders. Accordingly, the conversion of the Preferred Stock into 25,225,225 shares of Class A Common Stock occurred on July 6, 2022 (the 21st calendar day following the date on which the Information Statement was mailed to stockholders). The Preferred Stock is no longer outstanding and the Investors now hold the 25,225,225 shares of Class A Common Stock issued upon the conversion of the Preferred Stock.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	July 7, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration